Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-146178) on Form S-1, (No. 333-200445) on Form S-4, and (No. 333-168264 and 333-168265) on Form S-8 of Cape Bancorp, Inc. and subsidiaries (the Company) of our report dated March 10, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Livingston, New Jersey
March 10, 2015